Exhibit 5.1

ATTORNEYS AT LAW 111 Huntington Avenue Boston, Massachusetts 02199 617.342.4000 TEL 617.342.4001 FAX www.foley.com CLIENT/MATTER NUMBER 106876-0174

December 27, 2024

FuelCell Energy, Inc. 3 Great Pasture Road Danbury, Connecticut 06810

Ladies and Gentlemen:

We have acted as counsel to FuelCell Energy, Inc., a Delaware corporation (the “Company”), in connection with the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333- 274971) (as amended, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof. The Company has provided us with two prospectuses that form a part of the Registration Statement: (i) a base prospectus (the “Base Prospectus”), which provides that it may be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”), and (ii) a sales agreement prospectus (the “ATM Agreement Prospectus”), covering the offering, issuance and sale of up to $204,922,876.65 of shares of common stock, $0.0001 par value per share, of the Company (“Common Stock”) that may be issued and sold under that certain Open Market Sale Agreement, dated July 12, 2022 and amended as of April 10, 2024 and December 27, 2024, between the Company and Jefferies LLC, B. Riley Securities, Inc., Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., Canaccord Genuity LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Loop Capital Markets LLC, as sales agents and/or principals (such agreement as amended, the “ATM Agreement,” and such shares of Common Stock to be sold thereunder, the “ATM Shares”).

The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) and the ATM Agreement Prospectus, provide for the registration of the offering and sale by the Company of up to $405,000,000 of an indeterminate amount of (i) shares of Common Stock; (ii) warrants to purchase shares of Common Stock (the “Warrants”); (iii) units (“Units”) consisting of shares of Common Stock, Warrants and other securities of the Company; and (iv) the ATM Shares.

In connection with our representation, we have examined: (i) the ATM Agreement, (ii) the Registration Statement, the Base Prospectus and the ATM Agreement Prospectus, (iii) the Certificate of Incorporation of the Company, as amended, (iv) the Third Amended and Restated By-laws of the Company, and (v) the proceedings and actions taken by the Board of Directors of the Company to authorize and approve the Registration Statement and transactions contemplated by the ATM Agreement, including the sale and issuance of the ATM Shares (the “Board Resolutions”). We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as we have deemed appropriate as a basis for the opinions set forth below.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons executing documents, the authenticity of all documents, records, certificates and instruments submitted to us as originals and the conformity with the originals of all documents, records, certificates and instruments submitted to us as copies. In addition, in expressing the opinion set forth in paragraph 4 below, we have assumed that the Company will issue the ATM Shares in accordance with the Board Resolutions, as updated from time to time.

AUSTIN Boston CHICAGO dallas DENVER	DETROIT houston JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO salt lake city SAN DIEGO SAN FRANCISCO SILICON VALLEY	TALLAHASSEE TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

December 27, 2024

We have also assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded and will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the Commission describing the securities offered thereby; (iii) all securities will be issued and sold in compliance with applicable securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) any securities issuable upon conversion, exchange or exercise of any security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (vi) with respect to shares of Common Stock offered, there will be sufficient shares of Common Stock authorized under the Company’s Certificate of Incorporation, as amended or as may be amended, and not otherwise reserved for issuance; and (vii) if any Common Stock offered is to be certificated, certificates in the form required under the Delaware General Corporation Law representing such shares are duly executed and countersigned.

The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), each to be between the Company and a counterparty or counterparties identified therein or a financial institution identified therein as the Warrant Agent. In connection with the issuance of Warrants, we have assumed further that (i) at the time of execution, countersignature, issuance, and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed, and delivered by the Company; and (ii) the execution, delivery, and performance by the Company of such Warrant Agreement and such Warrants will not violate the laws of any jurisdiction (provided that as to the Delaware General Corporation Law and the federal laws of the United States we make no such assumption).

The Units will be issued under one or more unit agreements (each, a “Unit Agreement”), each to be between the Company and a counterparty or counterparties identified therein. In connection with the issuance of the Units, we have assumed further that (i) at the time of execution, countersignature, issuance, and delivery of any Units, the related Unit Agreement will have been duly authorized, executed, and delivered by the Company; and (ii) the execution, delivery, and performance by the Company of such Unit Agreement and such Units will not violate the laws of any jurisdiction (provided that as to the Delaware General Corporation Law and the federal laws of the United States we make no such assumption).

December 27, 2024

Our opinions expressed herein are limited to the Delaware General Corporation Law, and we express no opinion as to the laws of any other jurisdiction.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1.            With respect to the Common Stock (other than the ATM Shares), assuming (i) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock; and (ii) due issuance and delivery of the Common Stock upon payment therefor in accordance with the applicable definitive underwriting agreement, if applicable, and the Base Prospectus and applicable Prospectus Supplement approved by the Board of Directors of the Company, the Common Stock will be validly issued, fully paid, and nonassessable.

2.            With respect to the Warrants, assuming (i) the taking of all necessary corporate action by the Board of Directors of the Company to approve the execution and delivery of a Warrant Agreement and issuance of the Warrants; (ii) the due execution, countersignature, issuance, and delivery of such Warrants upon payment of the consideration therefor provided for in a definitive purchase, underwriting, or similar agreement, as applicable, and the Base Prospectus and applicable Prospectus Supplement approved by the Board of Directors of the Company, and otherwise in accordance with the provisions of the applicable Warrant Agreement and such definitive purchase, underwriting, or similar agreement, as applicable; and (iii) the conditions in the applicable Warrant Agreement have been satisfied, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

3.            With respect to the Units, assuming (i) the taking of all necessary corporate action by the Board of Directors of the Company to approve the execution and delivery of a Unit Agreement and issuance of the Units; (ii) the due execution, countersignature, issuance, and delivery of the Units upon payment of the consideration therefor provided for in a definitive purchase, underwriting, or similar agreement, as applicable, and the Base Prospectus and applicable Prospectus Supplement approved by the Board of Directors of the Company, and otherwise in accordance with the provisions of the applicable Unit Agreement and such definitive purchase, underwriting, or similar agreement, as applicable; (iii) the conditions in the applicable Unit Agreement have been satisfied; (iv) if such Unit Agreements relate to the issuance and sale of Common Stock, the actions described in paragraph 1 above have been taken; and (v) if such Unit Agreements relate to the issuance and sale of Warrants, the actions described in paragraph 2 above have been taken, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4.            With respect to the ATM Shares, upon the issuance of the ATM Shares pursuant to the terms of the ATM Agreement and the receipt by the Company of the consideration for the ATM Shares pursuant to the terms of the ATM Agreement, the ATM Shares will be validly issued, fully paid, and nonassessable.

December 27, 2024

The opinions set forth in paragraphs 2 and 3 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally; (ii) the effects of general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether enforcement is considered in a proceeding in equity or law; (iii) the discretion of the court before which any proceeding for enforcement may be brought; and (iv) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to the public policy.

This opinion is issued as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We consent to the filing of this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act as Exhibit 5.1 to the Registration Statement and to the references to our firm in the Base Prospectus and the ATM Agreement Prospectus included in the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

Foley & Lardner LLP